SALES AGREEMENT


         AGREEMENT, dated as of July 22, 1992, by and among Equitable
Variable Life Insurance Company ("Equitable Variable"), The Equitable Life Assurance Society of the United States, ("Equitable"), and Equitable's Separate Account A (the "Separate Account").

                                  WITNESSETH:

         WHEREAS, Equitable Variable is a principal underwriter of The Hudson River Trust (the "Trust"), a series mutual fund whose shareholders are
separate  accounts   ("Eligible   Separate  Accounts")  of  insurance  companies
("Participating Insurance Companies"), pursuant to a Distribution Agreement dated as of July 22, 1992 ("Distribution Agreement");

         WHEREAS, such Participating Insurance Companies issue, among other products, variable life insurance and annuity products ("Variable Products") whose net premiums, contributions or other considerations are allocated to Eligible Separate Accounts for investment in the Trust, and shares of the Trust are not sold except in connection with such Variable Products;


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         WHEREAS, the Trust is registered as an open-end investment company under the Investment Company Act of 1940 ( the "1940 Act");

         WHEREAS, the Board of Trustees of the Trust may, in its sole discretion, determine that certain portfolios shall be available only to certain types of Variable Products or to a single insurer and its affiliates;

         WHEREAS, Equitable issues Variable Products, whose net premiums are allocated to the Separate Account, and which are eligible for investment in the Trust's portfolios;

         WHEREAS, Equitable will distribute the Variable Products, either directly or indirectly through one or more affiliated or nonaffiliated broker-dealers with whom Equitable has selling agreements;

         WHEREAS, Equitable and Equitable Variable are each registered as a broker-dealer under the Securities Exchange Act of 1934 ( the "1934 Act") and each is a member of the National Association of Securities Dealers, Inc. (the "NASD");

         WHEREAS, Equitable Variable and Equitable wish to define and describe the conditions under which shares of the Trust will be made available for investment by the Separate Account.

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         NOW THEREFORE,  Equitable Variable,  Equitable and the Separate Account
hereby agree as follows:

         1. The Board of Trustees of the Trust has adopted a Policy on Conflicts (the "Policy"). This Agreement shall be subject to the provisions of the Policy, the terms of which shall be incorporated herein by reference, made a part hereof and controlling. The Policy may be amended or superseded, without prior notice, and this agreement shall be deemed amended to the extent the Policy is amended or superseded. Equitable and the Separate Account each represent and warrant that it will act in a manner consistent with such Policy as so set forth and as it may be amended or superseded, so long as it owns any Trust shares. This provision shall survive the termination of this Agreement.

         2. Equitable Variable will make available to the Separate Account shares of the Trust's portfolios in connection with Variable Products funded by the Separate Account only as set forth on Schedule A hereto. Schedule A may be modified from time to time by written agreement of the parties.

         3. Purchases and redemptions of shares will be at net asset value for the appropriate portfolio, computed as set forth in the most recent Trust prospectus and Statement of Additional Information (respectively, "Trust Prospectus" and "SAI") and any supplements thereto, and shall be submitted by Equitable to the


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Trust's  transfer agent  pursuant to procedures  and in accordance  with payment provisions adopted by the parties from time to time.

              Trust shares may not be sold or transferred except to an Eligible Separate Account and only in accordance with Schedule A.

         4. (a) In good faith and as soon as practicable, Equitable Variable will provide at Trust expense camera ready copy of the current Prospectus and SAI and any supplements thereto for printing and distribution by Equitable with the prospectus for the Variable Products. Equitable Variable will also provide camera ready copy of Trust proxy materials and semi-annual reports, and any supplements thereto. Equitable Variable will use its best efforts to coordinate with Equitable and to provide notice of anticipated filings or supplements. Equitable may alter the form of the prospectus, SAI, semi-annual reports, proxy statements or other Trust documents, with the prior approval of the Trust's officers. Equitable shall bear all costs associated with such alteration of form. Equitable is not authorized (i) to give any information or make any representations concerning the Trust, its shares or operations except those contained in the most recent Trust Prospectus and SAI and any supplements thereto, or (ii) to use any description of the Trust in any sales literature or advertising (including brochures, letters, illustrations and other similar materials, whether transmitted directly to potential purchasers of Variable

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Products or published in print or audio-visual media),  except in either case as
Equitable Variable or officers of the Trust may authorize in advance, which authorization will not be unreasonably withheld or delayed.

                  Equitable shall indemnify and hold harmless Equitable Variable from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which Equitable Variable may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from negligent, improper, fraudulent or unauthorized acts or omissions by Equitable, its employees, agents or representatives, including but not limited to improper solicitation of applications for Variable Products.

                  (b) Equitable Variable will indemnify and hold harmless Equitable and the Separate Account against any losses, claims, damages or liabilities, to which Equitable or the Separate Account may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Trust Prospectus and/or SAI or any supplements thereto, (ii) the omission or alleged omission to state any material fact required to be stated in the Trust Prospectus and/or SAI or any supplements thereto or necessary to make the statements therein not misleading, or (iii) other misconduct or negligence of

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Equitable Variable in its capacity as a distributor of the Trust; and will reimburse Equitable or the Separate Account for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that Equitable Variable shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Trust Prospectus and/or SAI or any such supplement in good faith reliance upon and in conformity with written information furnished by Equitable specifically for use in the preparation thereof.

          Equitable Variable shall not indemnify Equitable or the Separate Account for any action where an applicant for the Variable Products or a policyholder was not furnished or sent or given, at or prior to written confirmation of the sale of the Variable Products and at such later times as required by state or federal securities laws, a copy of the prospectus relating to the Variable Products together with the Trust Prospectus, any supplements to the Trust Prospectus Equitable Variable may furnish to Equitable and, if requested by the applicant from Equitable or required by applicable law, the Trust SAI and any supplements thereto and, as requried by applicable law, the Trust's annual and semi-annual reports, other required reports and proxy statements.

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         5. This Agreement shall terminate automatically if it shall be assigned. The Agreement shall also terminate automatically if the Distribution Agreement shall terminate.

          6. If Equitable Variable is notified that the Distribution Agreement will be terminated and that it shall cease to be the principal underwriter of the Trust, Equitable Variable shall immediately notify the other parties in writing of such termination, and this Agreement shall continue in effect until the effective date of the termination of the Distribution Agreement. This Agreement may be terminated by any party at any time on one hundred eighty days' written notice to the other parties, without the payment of any penalty.

          7. This Agreement shall be subject to the provisions of the 1940 Act, the 1934 Act and the Securities Act of 1933 and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the 1940 Act and no action positions as the Securities and Exchange Commission or its staff may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempt from section 15(b)(2) of the Investment Company Act by order of the Securities and Exchange Commission or any transaction as to which the staff of the Securities and Exchange Commission has taken a no action position.

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             Equitable shall, in connection with its obligations hereunder, comply with all laws and regulations applicable thereto, whether Federal or state, and whether relating to insurance, securities or other general areas, including but not limited to the record keeping and sales supervision requirements of such laws and regulations.

             Equitable Variable shall immediately notify Equitable of the issuance by any regulatory body of any stop order with respect to the Trust Prospectus or SAI or the initiation of any proceeding for that purpose or for any other purpose relating to the registration or an offering of shares of the Trust and of any other action or circumstances that may prevent the lawful offer or sale of shares of the Trust in any state or jurisdiction.

          8. Equitable and Equitable Variable shall submit to all regulatory and administrative bodies having jurisdiction over the operations of Equitable, Equitable Variable or the Trust, present or future, any information, reports or other material which any such body by reason of this Agreement may request or require as authorized by applicable laws or regulations.

            Equitable Variable shall keep confidential any information about Equitable's Variable Products or policyowners obtained pursuant to this Agreement and shall disclose such information only if Equitable has authorized such disclosure, or

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                                      - 9 -

if such disclosure is required by state or federal regulatory bodies, as authorized by applicable law. Equitable Variable will notify Equitable of disclosures required by regulatory bodies as soon as possible.

             Equitable Variable agrees that all records and other data pertaining to the Variable Products are the exclusive property of Equitable and that any such records and other data, whether maintained in written or electronic format, shall be furnished to Equitable by Equitable Variable upon termination of this Agreement for any reason whatsoever. This shall not preclude Equitable Variable from keeping copies of such data or records for its own files subject to the provisions of this paragraph.

         9. Equitable retains the ultimate right of control over, and responsibility for, marketing the Variable Products.

         10. Equitable Variable represents that neither Equitable Variable nor any person employed in any material connection with respect to the services provided pursuant to this Agreement:

             (a) Within the last 10 years has been convicted of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Secs. 1341, 1342, or 1343 of Title 18, United States Code; or


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                  (b) Within the last 10 years has been found by any state
regulatory authority to have violated or has acknowledged violation of any provision of any state insurance law involving fraud, deceit or knowing misrepresentation; or

                  (c) Within the last 10 years has been found by any federal or state regulatory authorities to have violated or have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

              11. Equitable Variable and Equitable each represent that no commission or other fee shall be charged or paid to any person or entity in connection with the sale or purchase of the Trust's shares to or from the Separate Account, other than regular salary or wages.

              12. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                               EQUITABLE VARIABLE LIFE
                                               INSURANCE COMPANY

Attest:

/s/ Linda Galasso                              By: /s/ Mel H. Gregory
-------------------------                         -----------------------------


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                                               THE EQUITABLE LIFE ASSURANCE
                                               SOCIETY OF THE UNITED STATES

Attest:

/s/ Linda Galasso                              By: /s/ Gordon Dinsmore, Jr.
-------------------------                          ----------------------------
                                               SEPARATE ACCOUNT A

                                               By: THE EQUITABLE LIFE ASSURANCE
                                                   SOCIETY OF THE UNITED STATES
                                                           as depositor

Attest:

/s/ Linda Galasso                              By: /s/ Gordon Dinsmore, Jr.
-------------------------                          ----------------------------


0334i
08/24/92


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                                   SCHEDULE A


         All Hudson River Trust Portfolios are available to the Separate Account for premiums and contributions associated with all variable products funded by the Separate Account.